                                   EXHIBIT 21

                            AMERICAN COLLOID COMPANY


           COMPANY NAME                      COUNTRY        STATE    OWNERSHIP%
           ------------                      -------        -----    ----------

American Colloid Company                     USA            DE          Parent

American Colloid Mineral Company             USA            DE             100

Ameri-co Carriers, Inc.                      USA            NE             100

Nationwide Freight Svcs., Inc.               USA            NE             100

Chemdal Corporation                          USA            DE             100*

Superior Absorbents, Inc.                    USA            DE             100
  (formerly Colloid-Piepho, Inc.)

Montana Minerals Development                 USA            MT             100

Colloid Australia Pty., Ltd                  Australia                     100

Volclay Limited                              U.K.                          100

Chemdal International Corp.                  USA            DE             100

Chemdal Pty., Ltd.                           Australia                     100

ACC-Chem Limited                             Cyprus                        100

ACC-Colloid Technology Ltd.                  Cyprus                        100

Amcol International Corp.                    USA            DE             100

Volclay Standard Pty. Ltd.                   Australia                      60

Volclay de Mexico                            Mexico                         49

ACP Export, Inc.                             U.S. Virgin Islands           100

Chemdal Limited                              England                       100*

Foundry Supplies Limited                     England                       100


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                                   EXHIBIT 21

                            AMERICAN COLLOID COMPANY

           COMPANY NAME                      COUNTRY        STATE    OWNERSHIP%
           ------------                      -------        -----    ----------

Colloid Abwassertechnik GmbH                 Germany                    100**

Colloid Environmental Technologies Company   USA            DE          100

American Colliod Company Ltd.                Canada         Ontario     100


*  Owned by Chemdal International
** Owned by Volclay Limited